SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT –April 15, 2004

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (513) 425-5000

Item 5. Other Events.

On April 15, 2004, AK Steel issued a press release announcing plans to release its first quarter 2004 earnings results and conduct an analyst conference call on April 20, 2004, and providing information to access the webcast on the internet. A copy of the press release has been filed as Exhibit No. 99.1 to this Current Report.

On April 16, 2004, AK Steel issued a press release announcing plans to redeem on May 21, 2004 the remaining $62.5 million principal amount of its Senior Secured Notes due December 2004. A copy of the press release has been filed as Exhibit No. 99.2 to this Current Report.

Item 7. Exhibits.

(c)	Exhibit:

99.1	Press release issued April 15, 2004

99.2	Press release issued April 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Rebecca Appenzeller
Rebecca H. Appenzeller
Assistant Secretary

Dated: April 16, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued April 15, 2004

99.2	Press release issued April 16, 2004